Exhibit 99.1

ALBUQUERQUE, N.M.
May 5, 2023

PNM Resources Reports First Quarter 2023 Results
2023 Ongoing Earnings Guidance Affirmed

•2023 first quarter GAAP earnings of $0.64 per diluted share
•2023 first quarter ongoing earnings of $0.55 per diluted share
•Affirmed ongoing earnings guidance range of $2.65 - $2.75 for 2023

PNM Resources (In millions, except EPS)

	Q1 2023	Q1 2022
GAAP net earnings attributable to PNM Resources	$55.0	$16.0
GAAP diluted EPS	$0.64	$0.19
Ongoing net earnings	$47.6	$43.3
Ongoing diluted EPS	$0.55	$0.50

PNM Resources (NYSE: PNM) today released its 2023 first quarter results. In addition, management affirmed its 2023 consolidated ongoing earnings guidance of $2.65 to $2.75 per diluted share.

“The growth we experienced in the first quarter continues to underscore the need for additional investments to support our customers across New Mexico and Texas,” said Pat Vincent-Collawn, PNM Resources Chairman and CEO. “As we prepare to bring on more than 500 megawatts of new carbon-free energy resources this year, including New Mexico’s first utility-scale storage facility, we highlight the need to move forward and collaborate on solutions for tomorrow’s energy needs.

UPDATE ON MERGER
On April 12, 2023, PNM Resources and AVANGRID announced an amendment and extension of their merger agreement through July 20, 2023. The companies’ appeal of the New Mexico Public Regulation Commission’s (NMPRC) December 2021 merger stipulation denial remains pending with the New Mexico Supreme Court (Court). On March 8, 2023, the companies and the NMPRC filed a joint request to the Court for the dismissal of the merger appeal and remand to the NMPRC. There is no statutory deadline for the Court to respond to the motion or the appeal.

SEGMENT REPORTING OF 2023 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2023	Q1 2022	Q1 2023	Q1 2022
PNM	$0.64	$0.05	$0.55	$0.35
TNMP	$0.11	$0.18	$0.11	$0.18
Corporate and Other	($0.11)	($0.04)	($0.11)	($0.03)

Consolidated PNM Resources	$0.64	$0.19	$0.55	$0.50

Net changes to GAAP and ongoing earnings in the first quarter of 2023 compared to the first quarter of 2022 include:

•PNM: Increased transmission margins due to higher market power prices and system demand, lower costs associated with generation portfolio changes, and increased usage due to load growth were partially offset by depreciation, property tax and interest expense associated with new capital investments, higher planned O&M and larger realized losses in decommissioning and reclamation trusts.

•TNMP: Rate recovery through Transmission Cost of Service (TCOS) and Distribution Cost Recovery Factor (DCRF) increases was more than offset by depreciation, property tax and interest expense associated with new capital investments and higher planned O&M expenses. Demand-based load growth was partially offset by lower customer usage due to milder winter temperatures.

•Corporate and Other: Higher interest rates on variable rate debt increased losses, net of hedges.

In addition, GAAP earnings increased in the first quarter of 2023 from net unrealized gains on investment securities for decommissioning and reclamation trusts compared to net unrealized losses in the first quarter of 2022.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

OTHER UPDATES

PNM Resources, together with AEP OnSite Partners, has selected an adviser for the sale of its joint venture, NM Renewable Development, LLC (NMRD). PNM Resources reports the earnings from its 50% ownership as part of the Corporate and Other segment. Proceeds resulting from the sale will support the funding of regulated capital investments.

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, MAY 5
PNM Resources will discuss these items during a live conference call and webcast on Friday, May 5th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources Chairman and Chief Executive Officer, Don Tarry, PNM Resources President and Chief Operating Officer, and Lisa Eden, PNM Resources Senior Vice President, Chief Financial Officer and Treasurer.

The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10177440/f8f4631620. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter earnings call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free generation by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The

Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$54,576	$10,033	$(9,595)	$55,014
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(9,485)	—	—	(9,485)
Pension expense related to previously disposed of gas distribution business2b	679	—	—	679
Merger related costs2c	12	—	286	298
Total adjustments before income tax effects	(8,794)	—	286	(8,508)
Income tax impact of above adjustments[1]	2,234	—	(73)	2,161
Income tax impact of non-deductible merger related costs[3]	1	—	54	55
Timing of statutory and effective tax rates on non-recurring items[4]	(727)	(64)	(283)	(1,074)
Total income tax impacts[6]	1,508	(64)	(302)	1,142
Adjusting items, net of income taxes	(7,286)	(64)	(16)	(7,366)
Ongoing Earnings (Loss)	$47,290	$9,969	$(9,611)	$47,648

Three Months Ended March 31, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$4,311	$15,060	$(3,380)	$15,991
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	30,912	—	—	30,912
Pension expense related to previously disposed of gas distribution business2b	614	—	—	614
Merger related costs2c	27	—	944	971
Total adjustments before income tax effects	31,553	—	944	32,497
Income tax impact of above adjustments[1]	(8,014)	—	(240)	(8,254)
Income tax impact of non-deductible merger related costs[3]	69	221	39	329
Timing of statutory and effective tax rates on non-recurring items[5]	2,647	(185)	280	2,742
Total income tax impacts[6]	(5,298)	36	79	(5,183)
Adjusting items, net of income taxes	26,255	36	1,023	27,314
Ongoing Earnings (Loss)	$30,566	$15,096	$(2,357)	$43,305

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general"
[3] Increases in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.8% for PNMR, and the GAAP anticipated effective tax rates of 18.0% for PNM, 14.1% for TNMP, and 15.4% for PNMR, which will reverse by year end

[5] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.7% for PNMR, and the GAAP anticipated effective tax rates of 14.5% for PNM, 12.4% for TNMP, and 13.1% for PNMR, which will reverse by year end

[6] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$0.64	$0.11	$(0.11)	$0.64
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.08)	—	—	(0.08)
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.09)	—	—	(0.09)
Ongoing Earnings (Loss)	$0.55	$0.11	$(0.11)	$0.55
Average Diluted Shares Outstanding: 86,140,792

Three Months Ended March 31, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$0.05	$0.18	$(0.04)	$0.19
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.26	—	—	0.26
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.03	—	—	0.03
Total Adjustments	0.30	—	0.01	0.31
Ongoing Earnings (Loss)	$0.35	$0.18	$(0.03)	$0.50
Average Diluted Shares Outstanding: 86,170,495

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per share amounts)

Electric Operating Revenues	$544,077	$444,118
Operating Expenses:
Cost of energy	241,686	168,414
Administrative and general	55,110	55,861
Energy production costs	22,358	33,566
Depreciation and amortization	78,074	75,764
Transmission and distribution costs	22,196	18,466
Taxes other than income taxes	25,562	23,979
Total operating expenses	444,986	376,050
Operating income	99,091	68,068
Other Income and Deductions:
Interest income	4,843	4,292
Gains (losses) on investment securities	6,442	(26,573)
Other income	3,093	4,330
Other (deductions)	(2,493)	(2,241)
Net other income and deductions	11,885	(20,192)
Interest Charges	40,923	26,220
Earnings before Income Taxes	70,053	21,656
Income Taxes	9,780	2,438
Net Earnings	60,273	19,218
(Earnings) Attributable to Valencia Non-controlling Interest	(5,127)	(3,095)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$55,014	$15,991
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.64	$0.19
Diluted	$0.64	$0.19
Dividends Declared per Common Share	$0.3675	$0.3475